EXHIBIT 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

                In connection with the Quarterly Report on Form 10-QSB (the “Report”) of Security With Advanced Technology, Inc., (the “Company”) for the quarter ended September 30, 2006, each of the undersigned Thomas Marinelli, the Chief Executive Officer of the Company, and Jeffrey G. McGonegal, the Chief Financial Officer of the Company, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of the undersigned’s knowledge and belief:

(1)	the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 14, 2006 Date: November 14, 2006	By: /s/ Thomas Marinelli Thomas Marinelli Chief Executive Officer By: /s/ Jeffrey G. McGonegal Chief Financial Officer

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A signed original of the written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.